COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS NEW YORK INSURED TAX EXEMPT BOND FUND
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


     EXHIBIT A:
     _______________________________________________________________
    |                |                       |                     |
    |                |                       |                     |
    |     PERIOD     |       LEHMAN BROTHERS |    DREYFUS NEW YORK |
    |                |          MUNICIPAL    |   INSURED TAX EXEMPT|
    |                |        BOND INDEX *   |       BOND FUND     |
    |----------------|      -----------------|   ------------------|
    |    2/18/87     |                10,000 |              10,000 |
    |    12/31/87    |                 9,806 |               8,643 |
    |    12/31/88    |                10,802 |               9,622 |
    |    12/31/89    |                11,968 |              10,464 |
    |    12/31/90    |                12,840 |              11,082 |
    |    12/31/91    |                14,399 |              12,530 |
    |    12/31/92    |                15,668 |              13,601 |
    |    12/31/93    |                17,593 |              15,108 |
    |    12/31/94    |                16,683 |              14,108 |
    |    12/31/95    |                19,595 |              16,277 |
    |----------------|-----------------------|---------------------|

     *Source: Lehman Brothers